EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces First Quarter 2018 Results
First Quarter Net Income Available for Common Shareholders of $0.49 Per Share
First Quarter Normalized FFO Available for Common Shareholders of $0.94 Per Share

Newton, MA (May 9, 2018). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter ended March 31, 2018:

	Three Months Ended March 31,
	2018	2017
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$80,206	$25,843
Net income available for common shareholders per share	$0.49	$0.16
Adjusted EBITDA (1)	$202,956	$194,576
Normalized FFO available for common shareholders (1)	$154,868	$148,807
Normalized FFO available for common shareholders per share (1)	$0.94	$0.91

Portfolio Performance
Comparable hotel RevPAR	$91.63	$89.85
Change in comparable hotel RevPAR	2.0%	—%
RevPAR (all hotels)	$89.91	$89.41
Change in RevPAR (all hotels)	0.6%	—%
Coverage of HPT’s minimum returns and rents for hotels	0.82x	0.88x
Coverage of HPT's minimum rents for travel centers	1.56x	1.20x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the quarters ended March 31, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“HPT’s first quarter 2018 comparable hotel RevPAR grew by 2.0% compared to the prior year period despite competition from new room supply and the impact of our hotel renovations. We had 23 comparable hotels across our portfolio under renovation for all or part of the first quarter of 2018 as part of cyclical renovation programs funded largely from FF&E reserves. We remain cautiously optimistic regarding performance of our hotels for the balance of 2018 due to the positive impact we expect to realize from these renovations and the expected positive economic trends in the United States.

Also, in April, we increased our quarterly dividend for the seventh consecutive year.

Our TA properties generated improved performance this quarter. Total gross margin was up $29.8 million, or 10.6%, versus the same period last year and both fuel and non-fuel gross margins increased year over year. This reflects a biodiesel tax credit retroactive to 2017 that positively affected fuel margins and improvements in truck service that positively affected non-fuel margins. For the quarter ended March 31, 2018, our travel centers' rent coverage improved to 1.56 times."

Results for the Quarter Ended March 31, 2018 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended March 31, 2018 was $80.2 million, or $0.49 per diluted share, compared to net income available for common shareholders of $25.8 million, or $0.16 per diluted share, for the quarter ended March 31, 2017. Net income available for common shareholders for the quarter ended March 31, 2018 includes $25.0 million, or $0.15 per diluted share, of net unrealized gains and losses on equity securities. Net income available for common shareholders for the quarter ended March 31, 2017 includes $19.6 million, or $0.12 per diluted share, of estimated business management incentive fee expense and was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the period exceeded the carrying value of those preferred shares as of the date of the redemption. The weighted average number of diluted common shares outstanding was 164.2 million and 164.1 million for the quarters ended March 31, 2018 and 2017, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended March 31, 2018 compared to the same period in 2017 increased 4.3% to $203.0 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended March 31, 2018 were $154.9 million, or $0.94 per diluted share, compared to Normalized FFO available for common shareholders of $148.8 million, or $0.91 per diluted share, for the quarter ended March 31, 2017.

•
Hotel RevPAR (comparable hotels): For the quarter ended March 31, 2018 compared to the same period in 2017 for HPT’s 303 hotels that were owned continuously since January 1, 2017: average daily rate, or ADR, increased 1.8% to $127.97; occupancy increased 0.1 percentage points to 71.6%; and revenue per available room, or RevPAR, increased 2.0% to $91.63.

•
Hotel RevPAR (all hotels): For the quarter ended March 31, 2018 compared to the same period in 2017 for HPT’s 323 hotels: ADR increased 1.8% to $127.89; occupancy decreased 0.9 percentage points to 70.3%; and RevPAR increased 0.6% to $89.91.

•
Coverage of Minimum Returns and Rents: For the quarter ended March 31, 2018, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns or rents due to HPT to (y) HPT’s minimum returns or rents due from hotels decreased to 0.82x from 0.88x for the quarter ended March 31, 2017.

For the quarter ended March 31, 2018, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers increased to 1.56x from 1.20x for the quarter ended March 31, 2017.

As of March 31, 2018, approximately 74% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Financing Activities: In February 2018, HPT issued $400.0 million principal amount of 4.375% senior notes due 2030 in an underwritten public offering. The proceeds from this offering of $386.5 million after discounts and offering expenses were used to repay amounts outstanding under HPT's revolving credit facility and for general business purposes.

Tenants and Managers: As of March 31, 2018, HPT had nine operating agreements with seven hotel operating companies for 323 hotels with 49,902 rooms, which represented 67% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 199 travel centers, which represented 33% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of March 31, 2018, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $69.2 million as of March 31, 2018 (approximately $17.3 million per quarter). During the three months ended March 31, 2018, HPT realized returns under its Marriott No. 1 agreement of $16.1 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.9 million as of March 31, 2018 (approximately $26.7 million per quarter). During the three months ended March 31, 2018, HPT realized returns under its Marriott No. 234 agreement of $26.7 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended March 31, 2018, HPT reduced the available security deposit by $0.9 million to cover shortfalls in hotel cash flows available to pay the minimum returns due to HPT during the period. At March 31, 2018, the available security deposit from Marriott for the Marriott No. 234 agreement was $25.1 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended March 31, 2018 of $2.6 million was paid to HPT.

•
InterContinental Agreement: As of March 31, 2018, 99 of HPT’s hotels were operated by subsidiaries of InterContinental Hotels Group, plc, or InterContinental, under one agreement requiring annual minimum returns and rents to HPT of $189.3 million (approximately $47.3 million per quarter). During the three months ended March 31, 2018, HPT realized returns and rents under its InterContinental agreement of $47.3 million. During the three months ended March 31, 2018, HPT reduced the available security deposit by $5.9 million to cover shortfalls in hotel cash flows available to pay the minimum returns and rents due to HPT for the period. As of March 31, 2018, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $94.1 million.

•
Sonesta Agreement: As of March 31, 2018, 49 of HPT’s hotels were operated under a management agreement with Sonesta International Hotels Corporation, or Sonesta, requiring annual minimum returns of $110.4 million as of March 31, 2018 (approximately $27.6 million per quarter). During the three months ended March 31, 2018, HPT realized returns under its Sonesta agreement of $12.0 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses including management and related fees.

•
Wyndham Agreement: As of March 31, 2018, 22 of HPT’s hotels were operated under a management agreement with a hotel subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $27.6 million as of March 31, 2018 (approximately $6.9 million per quarter). HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a different subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter). The guarantee provided by Wyndham with respect to the lease is unlimited. The guarantee provided by Wyndham with respect to the management agreement was limited to $35.7 million and was depleted during 2017. HPT's agreement with the Wyndham hotel subsidiary provides that if the hotels' cash flows available after payment of hotel operating expenses are less than the minimum returns due to HPT and if the guaranty is depleted, to avoid default Wyndham is required to pay HPT the greater of the available hotel cash flows after payment of hotel operating expenses and 85% of the contractual minimum amount due. During the three months ended March 31, 2018, HPT realized returns under its Wyndham agreement of $5.9 million, which represents 85% of the minimum returns due for the period. The contractual rent due to HPT under the lease for Wyndham's 48 vacation units during the three months ended March 31, 2018 was paid to HPT.

•
Morgans Agreement: As of March 31, 2018, HPT leased one hotel to a subsidiary of Morgans Hotel Group Co., or Morgans, requiring annual minimum rent to HPT of $7.6 million as of March 31, 2018 (approximately $1.9 million per quarter). During the three months ended March 31, 2018, all contractual rent due to HPT under the Morgans lease was paid to HPT.

In December 2016, HPT advised Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without HPT's consent was in violation of the Morgans agreement, and HPT began a litigation in California for unlawful detainer against Morgans and SBE. While HPT pursued this litigation, it was engaged in discussions with Morgans and SBE regarding this hotel. On March 14, 2018, HPT entered into a settlement agreement with Morgans and SBE. Pursuant to that settlement agreement, on May 8, 2018, the Morgans lease was terminated and Morgans surrendered possession of the hotel to HPT. The contractual rent due to HPT under the Morgans lease through May 8, 2018 was paid to HPT. HPT rebranded this hotel to the Royal Sonesta® brand and added it to its management agreement with Sonesta.

•
Hyatt Agreement: As of March 31, 2018, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt, requiring annual minimum returns of $22.0 million as of March 31, 2018 (approximately $5.5 million per quarter). During the three months ended March 31, 2018, HPT realized returns under its Hyatt agreement of $5.5 million. HPT’s Hyatt agreement is partially secured by a limited guarantee from Hyatt. During the three months ended March 31, 2018, HPT replenished the available guarantee by $0.4 million from a share of hotel cash flows in excess of the minimum returns due to HPT. At March 31, 2018, there was $21.5 million remaining under Hyatt's guaranty.

•
Radisson Agreement: As of March 31, 2018, eight of HPT’s hotels were operated under a management agreement with a subsidiary of Radisson Hotel Group (formerly Carlson Hotels Worldwide), or Radisson, requiring annual minimum returns of $12.9 million as of March 31, 2018 (approximately $3.2 million per quarter). During the three months ended March 31, 2018, HPT realized returns under its Radisson agreement of $3.2 million. HPT’s Radisson agreement is partially secured by a limited guarantee from Radisson. During the three months ended March 31, 2018, HPT replenished the available guarantee by $0.9 million from a share of hotel cash flows in excess of the minimum returns due to HPT. At March 31, 2018, there was $34.3 million remaining under Radisson's guaranty.

•
Travel Center Agreements: As of March 31, 2018, HPT’s 199 travel centers located along the U.S. Interstate Highway system were leased to TravelCenters of America LLC (Nasdaq: TA), or TA, under five lease agreements, which require aggregate annual minimum rents of $285.5 million (approximately $71.4 million per quarter). As of March 31, 2018, all payments due to HPT from TA under these leases were current.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, John Murray, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss HPT's first quarter 2018 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Wednesday, May 16, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118584.

A live audio webcast of the conference call will also be available in a listen-only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2018 Supplemental Operating and Financial Data is available for download at HPT’s website, which is located at www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL",

“MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
AS OF MARCH 31, 2018, APPROXIMATELY 74% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITIES AND WILLINGNESS TO PAY. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT WHICH THEY GUARANTY OR SECURE, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITIES OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HPT HOLDS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF MARCH 31, 2018 WAS NOT SECURED BY GUARANTEES OR SECURITY DEPOSITS.

•
WYNDHAM'S $35.7 MILLION LIMITED GUARANTY WAS DEPLETED DURING THE YEAR ENDED DECEMBER 31, 2017. HPT DOES NOT HOLD A SECURITY DEPOSIT WITH RESPECT TO AMOUNTS DUE UNDER THE WYNDHAM AGREEMENT. WYNDHAM HAS PAID 85% OF THE MINIMUM RETURNS DUE TO HPT FOR THE THREE MONTHS ENDED MARCH 31, 2018. HPT CAN PROVIDE NO ASSURANCE AS TO WHETHER WYNDHAM WILL CONTINUE TO PAY AT LEAST THE GREATER OF AVAILABLE HOTEL CASH FLOWS AFTER PAYMENT OF HOTEL OPERATING EXPENSES AND 85% OF THE MINIMUM RETURNS DUE TO HPT OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS.

•
HPT HAS NO GUARANTEES OR SECURITY DEPOSITS FOR THE MINIMUM RETURNS DUE TO HPT FROM HPT'S MARRIOTT NO. 1 OR HPT'S SONESTA HOTEL AGREEMENTS. ACCORDINGLY, WHEN HPT RECEIVES THE CONTRACTUAL AMOUNTS DUE TO HPT UNDER THESE CONTRACTS, SUCH AMOUNTS MAY BE LESS THAN THE MINIMUM RETURNS STATED IN THOSE MANAGEMENT CONTRACTS. AND

•
MR. MURRAY STATES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE HOTEL REVPAR GREW DURING THE FIRST QUARTER OF 2018 COMPARED WITH THE PRIOR YEAR PERIOD, THAT TA'S PROPERTY RESULTS WERE IMPROVED DURING THE FIRST QUARTER AND THAT COVERAGE OF HPT'S MINIMUM RENTS WAS 1.56X. THESE STATEMENTS MAY IMPLY HOTEL REVPAR MAY CONTINUE TO GROW, TA'S PROPERTY RESULTS WILL CONTINUE TO IMPROVE OR COVERAGE OF MINIMUM RETURNS AND RENTS WILL REMAIN ABOVE 1.0X FOR HPT'S TRAVEL CENTERS. IN FACT, COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS MAY DECLINE IN FUTURE PERIODS IF REVPAR AT HPT'S HOTELS OR TA'S OPERATING RESULTS DECLINE. MOREOVER, TA'S RESULTS INCLUDED CERTAIN TAX CREDITS RELATED TO 2017 AND OTHER UNIQUE ITEMS THAT MAY NOT OCCUR AGAIN.

•
MR. MURRAY NOTES HPT'S CAUTIOUS OPTIMISM THAT RECENT HOTEL RENOVATIONS AT CERTAIN OF HPT'S COMPARABLE HOTELS AND THE EXPECTED POSITIVE ECONOMIC TRENDS IN THE UNITED STATES WILL POSITIVELY IMPACT HPT'S PERFORMANCE FOR THE BALANCE OF 2018. HOWEVER, THESE RENOVATIONS

MAY FAIL TO HAVE THE POSITIVE IMPACT HPT EXPECTS OR ANY POSITIVE IMPACT THEY MAY HAVE MAY BE OFFSET BY OTHER NEGATIVE FACTORS. FURTHER, THE EXPECTED POSITIVE ECONOMIC TRENDS IN THE UNITED STATES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Hotel operating revenues (1)	$445,276	$408,236
Rental income (2)	81,993	79,139
FF&E reserve income (3)	1,364	1,227
Total revenues	528,633	488,602

Expenses:
Hotel operating expenses (1)	314,982	282,723
Depreciation and amortization	99,617	93,451
General and administrative (4)	11,734	32,346
Total expenses	426,333	408,520

Operating income	102,300	80,082

Dividend income	626	626
Unrealized gains and losses on equity securities, net (5)	24,955	—
Interest income	292	257
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,478 and $2,152, respectively)	(47,540)	(43,566)
Income before income taxes and equity in earnings of an investee	80,633	37,399
Income tax expense	(471)	(356)
Equity in earnings of an investee	44	128
Net income	80,206	37,171
Preferred distributions	—	(1,435)
Excess of liquidation preference over carrying value of preferred shares redeemed (6)	—	(9,893)
Net income available for common shareholders	$80,206	$25,843

Weighted average common shares outstanding (basic)	164,199	164,120
Weighted average common shares outstanding (diluted)	164,219	164,149

Net income available for common shareholders per common share (basic and diluted)	$0.49	$0.16

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (7)
Net income available for common shareholders	$80,206	$25,843
Add: Depreciation and amortization	99,617	93,451
FFO available for common shareholders	179,823	119,294
Add (less): Estimated business management incentive fees (4)	—	19,620
Excess of liquidation preference over carrying value of preferred shares redeemed (6)	—	9,893
Unrealized gains and losses on equity securities, net (5)	(24,955)	—
Normalized FFO available for common shareholders	$154,868	$148,807

Weighted average common shares outstanding (basic)	164,199	164,120
Weighted average common shares outstanding (diluted)	164,219	164,149

Basic and diluted per common share amounts:
FFO available for common shareholders	$1.10	$0.73
Normalized FFO available for common shareholders	$0.94	$0.91
Distributions declared per share	$0.52	$0.51

	Three Months Ended March 31,
	2018	2017
Calculation of EBITDA and Adjusted EBITDA: (8)
Net income	$80,206	$37,171
Add: Interest expense	47,540	43,566
Income tax expense	471	356
Depreciation and amortization	99,617	93,451
EBITDA	227,834	174,544
Add (less): General and administrative expense paid in common shares (9)	77	412
Estimated business management incentive fees (4)	—	19,620
Unrealized gains and losses on equity securities, net (5)	(24,955)	—
Adjusted EBITDA	$202,956	$194,576

See Notes on pages 10 and 11

(1)
At March 31, 2018, HPT owned 323 hotels; 320 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At March 31, 2018, HPT also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $27,586 and $16,924 less than the minimum returns due to HPT in the three months ended March 31, 2018 and 2017, respectively. When managers of these hotels are required to fund the shortfalls under the terms of HPT’s management agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $10,851 and $6,662 in the three months ended March 31, 2018 and 2017, respectively. When HPT reduces the amounts of the security deposit it holds for any of its operating agreements for payment deficiencies, it does not result in additional cash flows to HPT of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided HPT with these deposits upon expiration of the respective operating agreement. The security deposits are non-interest bearing and are not held in escrow. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $17,769 and $11,889 in the three months ended March 31, 2018 and 2017, respectively, which represent the unguaranteed portions of HPT's minimum returns from Marriott, Sonesta and Wyndham. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $1,275 and $2,791 more than the minimum returns due to HPT in the three months ended March 31, 2018 and 2017, respectively. Certain of HPT's guarantees and its security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to HPT pursuant to the terms of the respective agreements. When HPT's guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  HPT had $1,275 and $1,504 of guarantee and security deposit replenishments in the three months ended March 31, 2018 and 2017, respectively.

(2)
Rental income includes $3,079 and $3,008 in the three months ended March 31, 2018 and 2017, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. General and administrative expense includes $19,620 of estimated business management incentive fee expense for the three months ended March 31, 2017. No estimated business management incentive fee expense was recorded for the three months ended March 31, 2018.

(5)
Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of HPT's investments in The RMR Group Inc. and TA common shares to their fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

(6)
In February 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount.

(7)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT. HPT’s calculation of Normalized FFO available for common shareholders differs from Nareit’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes the excess of liquidation preference over carrying value of preferred shares redeemed and unrealized gains and losses on equity securities. HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income. HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of HPT’s operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(8)
HPT calculates EBITDA and Adjusted EBITDA as shown above. HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of operating performance or as measures of HPT’s liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(9)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$1,668,664	$1,668,797
Buildings, improvements and equipment	7,794,387	7,758,862
Total real estate properties, gross	9,463,051	9,427,659
Accumulated depreciation	(2,859,877)	(2,784,478)
Total real estate properties, net	6,603,174	6,643,181
Cash and cash equivalents	16,832	24,139
Restricted cash	59,533	73,357
Due from related persons	82,213	78,513
Other assets, net	359,122	331,195
Total assets	$7,120,874	$7,150,385

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$86,000	$398,000
Unsecured term loan, net	399,252	399,086
Senior unsecured notes, net	3,592,291	3,203,962
Security deposits	119,356	126,078
Accounts payable and other liabilities	164,971	184,788
Due to related persons	9,030	83,049
Total liabilities	4,370,900	4,394,963

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,345,747 and 164,349,141 shares issued and outstanding, respectively	1,643	1,643
Additional paid in capital	4,542,206	4,542,307
Cumulative net income	3,468,938	3,310,017
Cumulative other comprehensive income	550	79,358
Cumulative preferred distributions	(343,412)	(343,412)
Cumulative common distributions	(4,919,951)	(4,834,491)
Total shareholders’ equity	2,749,974	2,755,422
Total liabilities and shareholders’ equity	$7,120,874	$7,150,385